EXHIBIT 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No.1 to the Registration Statement No. 333-256124 on Form F-10 of our reports dated February 11, 2021 relating to the financial statements of TELUS Corporation (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 40-F of TELUS Corporation for the year ended December 31, 2020.

/s/ DELOITTE LLP
Chartered Professional Accountants
Vancouver, Canada
May 25, 2021